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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Rainbow Rentals, Inc. and Subsidiaries:


         We consent to the use of our reports dated March 13, 1998, except as to
Note 12, which is as of March 23, 1998, included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the registration statement.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP



Cleveland, Ohio
May 13, 1998